Exhibit 99.3

TWITTER, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Twitter, Inc. (“Twitter” or the “Company”) and MoPub Inc. (“MoPub”) after giving effect to the acquisition of MoPub on October 28, 2013, and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of September 30, 2013 is presented as if the acquisition of MoPub had occurred on September 30, 2013. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 are presented as if the acquisition had occurred on January 1, 2012 with recurring acquisition-related adjustments reflected in each of the periods presented.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations or financial position of Twitter.

The adjustments in the pro forma condensed combined financial statements are directly attributable to the acquisition and are factually supportable. Furthermore, the pro forma income statement adjustments are expected to have a continuing impact. No effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations. In connection with the plan to integrate the operations of Twitter and MoPub, Twitter anticipates that non-recurring charges, such as costs associated with severance and compensation charges under change of control agreements with certain employees will be incurred but have not been reflected in the unaudited pro forma condensed combined statements of operations, consistent with the requirements for preparation of pro forma financial statements. These amounts are not expected to be material.

The acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In acquisitions in which the consideration given includes equity and equity awards, measurement of the acquisition consideration is based on the fair value of the consideration given as of the close date. All the tangible and identifiable intangible assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. Any excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. These allocations reflect various preliminary estimates and analyses and are subject to change as valuations are finalized. The final amounts allocated to assets acquired and liabilities assumed could differ from the amounts presented in the unaudited pro forma condensed combined financial statements, but the subsequent adjustments are not expected to be material.

The unaudited pro forma condensed combined financial statements should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the historical consolidated financial statements of Twitter and accompanying notes included in Twitter’s Prospectus filed pursuant to Rule 424(b)(4) dated November 7, 2013, the historical consolidated financial statements of MoPub and accompanying notes filed as Exhibit 99.1 and Exhibit 99.2 of this Current Report on Form 8-K.

TWITTER, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2013

(In thousands)

	Historical		Pro Forma Adjustments		Pro forma Combined
	Twitter	MoPub	(Note 2)
Assets
Current assets:
Cash and cash equivalents	$155,704	$14,028	$(14,028	)(A)	$155,704
Short-term investments	165,371	—	—		165,371
Accounts receivable, net	147,542	18,023	—		165,565
Prepaid expenses and other current assets	29,548	640	224	(F)	30,412

Total current assets	498,165	32,691	(13,804)		517,052
Property and equipment, net	284,024	797	—		284,821
Intangible assets, net	12,096	—	35,100	(D)	47,196
Goodwill	171,031	—	194,967	(C)	365,998
Other assets	27,487	780	(224	)(F)	28,043

Total assets	$992,803	$34,268	$216,039		$1,243,110

Liabilities, redeemable convertible preferred stock, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$9,408	$891	—		$10,299
Accrued and other current liabilities	85,982	21,703	1,847	(A)(G)	109,532
Capital leases, short-term	70,778	—	—		70,778

Total current liabilities	166,168	22,594	1,847		190,609
Capital leases, long-term	89,700	—	—		89,700
Long-term tax liabilities	12,156	—	—		12,156
Other long-term liabilities	30,904	8,374	(8,374	)(A)	30,904

Total liabilities	298,928	30,968	(6,527)		323,369

Redeemable convertible preferred stock	37,106	—	—		37,106
Convertible preferred stock	835,430	19,102	(19,102	)(E)	835,430

Total preferred stock	872,536	19,102	(19,102)		872,536

Stockholders’ equity (deficit):
Common stock	1	—	—		1
Additional paid-in capital	304,836	675	218,145	(B)(E)	523,656
Accumulated other comprehensive loss	(343)	—	—		(343)
Accumulated deficit	(483,155)	(16,477)	23,523	(E)(F)(G)	(476,109)

Total stockholders’ equity (deficit)	(178,661)	(15,802)	241,668		47,205

Total liabilities, redeemable convertible preferred stock, convertible preferred stock and stockholders’ equity (deficit)	$992,803	$34,268	$216,039		$1,243,110

See accompanying notes to unaudited pro forma condensed combined financial statements.

TWITTER, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(In thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro forma Combined
	Twitter	MoPub	(Note 2)

Revenue	$316,933	$2,692	$—		$319,625
Costs and expenses
Cost of revenue	128,768	2,882	4,300	(H)	135,950
Research and development	119,004	3,823	8,409	(I)	131,236
Sales and marketing	86,551	2,913	18,688	(H)(I)	108,152
General and administrative	59,693	1,231	10	(I)	60,934

Total costs and expenses	394,016	10,849	31,407		436,272

Loss from operations	(77,083)	(8,157)	(31,407)		(116,647)
Interest income (expense), net	(2,486)	3	—		(2,483)
Other income (expense), net	399	13	—		412

Loss before income taxes	(79,170)	(8,141)	(31,407)		(118,718)
Provision for income taxes	229	—	—	(K)	—

Net loss	$(79,399)	$(8,141)	$(31,407)		$(118,947)

Net loss attributable to common stockholders	$(79,399)	$(8,141)	$(31,407)		$(118,947)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	117,401		9,037	(L)	126,438

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.68)				$(0.94)

See accompanying notes to unaudited pro forma condensed combined financial statements.

TWITTER, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2013

(In thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro forma Combined
	Twitter	MoPub	(Note 2)

Revenue	$422,215	$12,085	$—		$434,300
Costs and expenses
Cost of revenue	154,067	2,052	3,225	(H)	159,344
Research and development	199,144	7,342	6,180	(I)	212,666
Sales and marketing	138,911	4,952	13,918	(H)(I)	157,781
General and administrative	56,248	3,192	(422	)(I)(J)	59,018

Total costs and expenses	548,370	17,538	22,901		588,809

Loss from operations	(126,155)	(5,453)	(22,901)		(154,509)
Interest income (expense), net	(4,473)	—	—		(4,473)
Other income (expense), net	(1,730)	(36)	—		(1,766)

Loss before income taxes	(132,358)	(5,489)	(22,901)		(160,748)
Provision for income taxes	1,494	—	—	(K)	1,494

Net loss	$(133,852)	$(5,489)	$(22,901)		$(162,242)

Net loss attributable to common stockholders	$(133,852)	$(5,489)	$(22,901)		$(162,242)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	131,196		10,991	(L)	142,187

Net loss per share attributable to common stockholders:
Basic and diluted	$(1.02)				$(1.14)

See accompanying notes to unaudited pro forma condensed combined financial statements.

TWITTER, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

In October 2013, the Company acquired 100% of the ownership interest in privately held MoPub Inc., a mobile-focused advertising exchange headquartered in San Francisco, California. Under the terms of the acquisition, all of the issued and outstanding shares of capital stock of MoPub, including shares of restricted stock subject to continued employment, were converted into 11.2 million shares of the Company’s common stock and 2.0 million shares of unvested restricted stock, and all equity awards to purchase shares of MoPub common stock held by individuals, who will continue to provide services to the Company, were converted into the right to receive an aggregate of 1.2 million shares of the Company’s stock options. Of the aggregate acquisition consideration, approximately $218.9 million associated with the common stock issued and the fair value attributable to the portion of restricted stock and assumed stock options for which services had been rendered as of the closing of the acquisition was determined to be the preliminary accounting purchase price, and the remaining $41.5 million was allocated to future services and will be recorded as compensation expense on a straight-line basis over the remaining requisite service periods, which range from 2 to 3 years, subject to adjustment based on estimated forfeitures.

The total estimated purchase price was preliminarily allocated to the acquired tangible and intangible assets and assumed liabilities based on their estimated fair values at closing as shown in the table below. The excess of the purchase price over the fair value of net assets acquired was recorded as goodwill. The goodwill balance is primarily attributed to expected synergies and the value of acquired assembled workforce. Goodwill is not expected to be deductible for U.S. income tax purposes.

(in thousands)

Net liabilities assumed	$(3,951)
Net deferred tax liabilities	(7,296)
Identifiable intangible assets
Publisher relationship	15,900
Advertiser relationship	5,200
Developed technology	12,900
Trade name	1,100
Goodwill	194,967

Total preliminary purchase price	$218,820

Acquired intangible assets will be amortized on a straight-line basis over their estimated useful life of approximately 24 to 36 months. The amortization related to the preliminary fair value of the amortizable intangible assets is reflected as a pro forma adjustment to the unaudited condensed combined pro forma financial statements.

Note 2. Preliminary Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(A)	To make the following adjustments to MoPub’s historical balance sheet as of September 30, 2013:

Under the terms of the merger agreement, MoPub’s cash was to be fully utilized to pay off the outstanding debt and current liabilities to the extent possible prior to the closing of the acquisition. As such, MoPub’s cash balance as of September 30, 2013 was offset against the $8.0 million long-term debt and $6.0 million current liabilities to reflect the pay down of liabilities prior to closing. In addition, $125,000 and $374,000 of current and long-term liabilities recorded in MoPub’s historical balance sheet as of September 30, 2013 were eliminated as they were not acquired by the Company.

(B)	To record the issuance of Twitter common stock and the fair value attributable to the portion of restricted stock and assumed stock options for which services had been rendered as of the closing of the acquisition.

(C)	To record the preliminary goodwill resulting from the acquisition.

(D)	To record the preliminary estimated identifiable intangible assets, which include publisher relationship, advertiser relationship, developed technology and trade name.

(E)	To reflect the elimination of the historical convertible preferred stock and stockholders’ deficit balances of MoPub.

(F)	To adjust deferred income taxes, which are primarily associated with the preliminary estimated identifiable intangible assets and pro forma adjustments attributable to the acquisition.

(in thousands)

Net increase in deferred income taxes, current	$224
Net decrease in deferred income taxes, long-term	(224)

The acquired net losses carry forward of MoPub result in the recognition of deferred tax assets of approximately $6.0 million which partially offset $13.3 million of deferred tax liabilities recorded in connection with the recognition of identified acquired intangible assets for accounting purposes. The net recorded deferred tax liabilities also result in a release of the deferred tax valuation allowance of $7.3 million which is reflected as a reduction in accumulated deficit in the pro forma condensed combined balance sheet as of September 30, 2013 due to its non-recurring nature.

(G)	To accrue for estimated acquisition related transaction costs of $7.8 million and $0.2 million incurred by MoPub and Twitter, respectively, as of the acquisition date but not yet reflected in the historical results of Twitter and MoPub at September 30, 2013. Of the total transaction cost incurred of $8.4 million, $0.4 million was reflected in the historical results of Twitter and MoPub as of September 30, 2013, and the remaining unrecorded amount of $8.0 million is shown as the pro forma adjustment.

(H)	To record amortization associated with the preliminary estimated identifiable intangible assets acquired as a result of the acquisition.

(in thousands)	Preliminary Fair Values	Preliminary Estimated Useful Life (months)	Annual Amortization based on Preliminary Fair Values	Nine Month Amortization based on Preliminary Fair Values
Publisher relationship	$15,900	36	$5,300	$3,975	(2)
Advertiser relationship	5,200	36	1,733	1,300	(2)
Developed technology	12,900	36	4,300	3,225	(1)
Trade name	1,100	24	550	413	(2)

	$35,100		$11,883	$8,913

(1)	The amortization expense is recorded in the pro forma condensed combined statements of operations within cost of revenue
(2)	The amortization expense is recorded in the pro forma condensed combined statements of operations within sales and marketing

(I)	To record the estimated stock-based compensation expense related to the portion of restricted stock and assumed stock options for which services had not been rendered as of the closing of the acquisition. The stock-based compensation expense is recorded on a straight-line basis over the remaining requisite service period, net of estimated forfeitures.

	Year Ended December 31, 2012
(in thousands)	Reversal of MoPub Historical Stock- Based Compensation Expense	Stock-Based Compensation Expense based on Preliminary Purchase Price Allocation	Incremental Stock- Based Compensation Expense to be Recorded
Research and development	$(75)	$8,484	$8,409
Sales and marketing	(50)	11,155	11,105
General and administrative	(16)	26	10

Total stock-based compensation expense	$(141)	$19,665	$19,524

	Nine Months Ended September 30, 2013
(in thousands)	Reversal of MoPub Historical Stock- Based Compensation Expense	Stock-Based Compensation Expense based on Preliminary Purchase Price Allocation	Incremental Stock- Based Compensation Expense to be Recorded
Research and development	$(182)	$6,362	$6,180
Sales and marketing	(136)	8,366	8,230
General and administrative	(43)	20	(23)

Total stock-based compensation expense	$(361)	$14,748	$14,387

(J)	To eliminate the acquisition-related transaction costs that have been reflected in the historical results of Twitter and MoPub in the amounts of $300,000 and $99,000, respectively, during the nine months ended September 30, 2013 due to their non-recurring nature.

(K)	The pro forma adjustments before income taxes of $31.4 million and $22.9 million for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively, have no impact on the provision for income taxes due to the valuation allowances of both Twitter and MoPub. The net deferred tax liabilities acquired will result in a one-time release of valuation allowance and a corresponding benefit to income taxes immediately after the close of the acquisition. This one-time impact is not reflected in the pro forma condensed combined statements of operations consistent with the requirements for preparation of pro forma financial statements.

(L)	To include weighted-average common shares issued in connection with the acquisition adjusted for shares subject to repurchase such as unvested restricted stock granted to employees and escrowed shares supporting standard indemnification obligations.